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                                                                    EXHIBIT 10.1

                     OPERA/MITRE SOFTWARE LICENSE AGREEMENT


         This Software License Agreement ("the Agreement") is entered into on this 15th day of September, 1997 (the "Effective Date") by and between Shell Oil Products Company, a Delaware corporation, acting for itself and as agent for Shell Oil Company, a Delaware corporation (collectively, "Shell"), and Simulation Sciences, Inc., a Delaware corporation ("SIMSCI").

                                    RECITALS

         WHEREAS, SIMSCI is a software technology company delivering process simulation and rigorous real time optimization solutions, serving in segments of process industries; and

         WHEREAS, Shell is in the business of, among other things, the exploration and production, refining and marketing, and processing of petrochemical products; and

         WHEREAS, Shell has developed and is the owner of certain computer software programs with applications in the field of on-line optimization, including a solver (known internally to Shell as "OPERA") and a modeling language system and architecture (known internally to Shell as "MITRE"); and

         WHEREAS, The parties have previously entered into that certain Software Development and Licensing Agreement dated February 22, 1996 (the "License Agreement") pursuant to which Shell granted to SIMSCI certain rights in OPERA and MITRE and SIMSCI (i) undertook to integrate OPERA and MITRE with certain of its own software programs for online optimization for the purpose of licensing such integrated solution ("ROMEO") to third parties and (ii) granted to Shell certain rights to use ROMEO; and

         WHEREAS, Shell desires to grant to SIMSCI, and SIMSCI desires to receive from Shell, an exclusive license in the field of on-line optimization to OPERA and MITRE, all on the terms and conditions set forth herein; and

         WHEREAS, the parties have previously entered into that certain term sheet dated May 29, 1997 (the "Term Sheet") concerning the subject matter hereof and now desire to supersede the License Agreement and the Term Sheet by entering into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:



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                                    AGREEMENT


1. DEFINITIONS Capitalized terms in this Agreement have the following meanings:

         1.1 "Affiliated Entities" shall mean Affiliates and Subsidiaries of Shell.

         1.2 "Affiliates" shall mean [*], a company of [*], [*], an [*] company, and any company (other than Shell) in whatever country organized, in which either or both of said companies shall, at the time in question and directly or indirectly through one or more intermediaries, [*] or more of the stock having the [*] or, any company (other than Shell), in whatever country organized, in which Shell, at the time in question and directly or indirectly through one or more intermediaries, [*] or more of the stock with the [*].

         1.3 "Copy" shall mean an embodiment of ROMEO used for on-line optimization of a specific process Unit at a given site. ("Unit" means a single major chemical processing operation such as crude distillation or catalytic reforming and associated equipment and sub-processes necessary to perform that sole function.) A Copy includes the use of such copy, whether centrally or remotely, by those involved in implementing, supporting, evaluating, studying or in any way dealing with that specific process Unit. Thus, for example, a Copy may include several copies of the Software that are all used to support a single Unit.

         1.4 "Derivative Work" is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner(s) of the underlying work as described under United States copyright laws. A Derivative Work is subject to the ownership rights and licenses of a party or of others in the underlying work.

         1.5 "Documentation" shall mean all technical documentation and procedural and instructional manuals regarding the use of the Programs including on-line help capabilities.

         1.6 "Error" shall mean a substantial nonconformity of the Programs with the corresponding documentation.

         1.7 "Field" shall mean the field of online optimization systems and technology including ancillary off-line uses. "Ancillary off-line uses" means use of the software, whether centrally or remotely, by those involved in implementing, supporting, evaluating, studying or in any way dealing with the on-line use.

         1.8 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, trademarks, service marks and other intellectual property rights, including without limitation all applications, registrations and filings with respect thereto.

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         1.9 "New Employee" shall mean those persons listed on Exhibit B who accept an offer of employment by SIMSCI.

         1.10 "New Releases" shall mean updates, bug fixes, upgrades, Error corrections and enhancements to ROMEO provided to Shell during the term of this Agreement, whether such changes are designated by a change in the number to the left or right of the decimal point of the number appearing after the product name.

         1.11 "Programs" shall mean the Shell computer software programs listed in Exhibit A and updates, bug fixes, upgrades, Error corrections and enhancements thereto and Derivative Works thereof prepared by or for Shell.

         1.12 "ROMEO" shall mean computer software, irrespective of the marketing name used, developed by SIMSCI for use in the Field and incorporating the Programs or Derivative Works thereof.

         1.13 "Source Code" shall mean software in human-readable form, including all related programmers' comments, data files and structures, header files, include files, make files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts and logic diagrams, schematics, annotations and documentation reasonably necessary or useful in enabling an independent third party programmer with reasonable programming skills to create, operate, maintain, modify and improve the software without the help of any other person. Data files containing Source Code must be in standard ASCII format and be readable by a text editor.

         1.14 A "Subsidiary" of Shell shall mean a corporation, company, or other entity (other than Shell), in whatever country organized, in which, (i) as of the Effective date, (x) Shell directly or indirectly through one or more intermediaries has the [*] and (y) Shell or its Affiliates [*]; or (ii) after the Effective Date, Shell or an Affiliate owns at least [*] of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority). With respect to a corporation, company or other entity whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) become at least [*] owned or controlled by Shell after the Effective Date during the term of this Agreement, only such a corporation, company or other entity that is not a competitor of SIMSCI shall be deemed to be a Subsidiary. For purposes of this
Section 1.14 "competitor of SIMSCI" shall mean an entity that is in the business of developing and/or marketing and/or distributing for commercial purposes computer software in the Field. Further, with respect to interests acquired after the Effective Date, any such corporation, company, or other entity shall be deemed to be a Subsidiary for only so long as such ownership or [*] exists.

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2.       LICENSE GRANTS

         2.1      License to SIMSCI.

                  2.1.1 License. Shell hereby grants to SIMSCI an irrevocable, perpetual, exclusive, worldwide, fully paid-up, royalty-free license within the Field, including the right to grant and authorize the grant of sublicenses, to use, reproduce, display, perform, prepare Derivative Works of, market, sell and distribute, in any medium or distribution technology whatsoever (whether known or unknown) the Programs (in both object code and Source Code formats) and the Documentation.

                  2.1.2 Reservation of Rights. Shell expressly reserves all right, title and interest in and to the Programs outside of the Field.

         2.2 Derivative Works Created by Shell. The parties anticipate that after the Effective Date Shell will cease to develop or create Derivative Works of the Programs. However, in the event that Shell creates any Derivative Works of the Programs, Shell will deliver to SIMSCI all such Derivative Works promptly upon completion for SIMSCI's use in the Field pursuant to this Agreement.

         2.3 License to Shell. SIMSCI hereby grants to Shell and the Affiliated Entities a perpetual, non-exclusive, non-transferable, worldwide, royalty-free license, without right of sublicense, to use, reproduce, display, perform and prepare Derivative Works of the Programs (in object code and Source code format) and the Documentation, as each exists as of the Effective Date, but only for Shell's and the Affiliated Entities' internal processing purposes within the Field. Shell shall not use the Programs and Documentation except as expressly permitted herein.

         2.4      ROMEO License.

                  2.4.1 Grant. SIMSCI hereby grants to Shell a perpetual, non-exclusive, non-transferable, worldwide, royalty-free license during the term of this Agreement, without right of sublicense, to use, display and perform ROMEO version 1.0 and New Releases thereto, in object code format only, and associated documentation, but only for Shell internal purposes and for use only in the Field. Shell shall not use ROMEO and the associated documentation except as expressly permitted herein.

                  2.4.2 Affiliated Entities. SIMSCI agrees to extend the same rights as granted in Section 2.4.1 to Affiliated Entities provided that such Affiliated Entities have executed agreements with SIMSCI pursuant to which SIMSCI grants such Affiliated Entities a license to use SIMSCI's computer software product know as "PRO II" (with Provision). The parties agree that that certain license agreement between SIMSCI and [*] (Contract [*] together with amendments and modifications) is such an agreement. Notwithstanding the foregoing, no copy of ROMEO shall be provided by SIMSCI to an Affiliated Entity except


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pursuant to a written licensing agreement between SIMSCI and such Affiliated
Entity with respect to ROMEO containing terms and conditions consistent with the terms and conditions hereof.

                  2.4.3 Certain Refineries. Notwithstanding Section 2.4.2 above, with respect to the extension of the rights granted in Section 2.4.1 to certain refineries in which Shell may acquire an ownership interest pursuant to a significant joint venture or similar transaction which may be completed within the next six months, such rights shall not be royalty free but shall be subject to a royalty as set forth in a separate written agreement.

                  2.4.4 Transition Period In Event of Acquisition or Divestiture. In the event Shell or an Affiliated Entity either acquires or divests itself of ownership interest in an entity or facility that is using or has a potential need to use ROMEO (in any case, a "Transition Transaction"), then, (i) for a period of twelve (12) months from the effect date of the Transition Transaction (the "Transitional Period"), use of ROMEO by such entity or facility shall be considered use for Shell's internal purposes under this
Section 2.4; and (ii) in the event that a Transition Transaction is an acquisition, during the Transition Period the parties hereto will discuss whether a contractual relationship other than this Agreement shall govern the continued use of ROMEO by such newly acquired entity or facility. As used in this Section 2.4.4, "acquisition" shall mean any business transaction wherein Shell or an Affiliated Entity obtain rights of ownership in an entity or facility through any business venture, including but not limited to, any purchase, joint venture or partnership.

                  2.4.5 Indemnity. SIMSCI agrees to indemnify and hold harmless Shell, and any Affiliated Entity that enters into a ROMEO license agreement pursuant to Section 2.4.2, from any third party claim, suit or proceeding (a "Claim") against it based on any allegation that ROMEO when used within the scope of the license granted in this Section 2.4 infringes any United States patent, copyright, trade secret or other proprietary right and to pay any damages, settlement amounts and costs (including reasonable attorneys' fees and court costs) relating to such a Claim provided that the foregoing shall not apply to, and SIMSCI shall have no obligation with respect to, any Claim to the extent such Claim relates to the Programs. SIMSCI's obligation is subject to Shell promptly providing to SIMSCI notice of any Claim, and cooperating with and allowing SIMSCI to control the defense of any Claim and any settlement negotiations. Shell may participate in the proceedings at its option and expense.

                  2.4.6 Continued Commercialization. So long as SIMSCI makes ROMEO commercially available, SIMSCI shall use commercially reasonable efforts to provide New Releases of ROMEO such that it remains competitive with other Software of similar functionality in the Field.

         2.5 Marks. Shell grants to SIMSCI a worldwide, non-exclusive, non-transferable license to use the terms "Shell Oil Company" and "Shell Oil Products Company" ("Marks") solely to indicate that the Programs and Documentation owe their origin, at least in part, to inventions and/or works of authorship belonging to Shell. No other use of trademarks owned or claimed by Shell shall be included within the term Marks.



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                  2.5.1 Conformance to Shell Standards. SIMSCI agrees that the nature and quality of all services rendered by SIMSCI in connection with the Marks; all goods sold or licensed by SIMSCI under the Marks; and all related advertising, promotional and other related use of the Marks by SIMSCI shall be consistent with reasonable standards set by Shell. SIMSCI shall use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Shell.

                  2.5.2 Inspection. With respect to use of the Marks, SIMSCI shall cooperate with Shell in facilitating Shell's program to attain and maintain high standards of such nature and quality, will permit reasonable inspection of SIMSCI's operation, and will supply Shell with specimens of all uses of the Marks upon request. SIMSCI shall use reasonable efforts to comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution, and advertising of goods and services bearing the Marks.

                  2.5.3 Enforcement. SIMSCI shall promptly notify Shell of any unauthorized use of the Marks (or materials exhibiting such Marks) by others promptly as it comes to SIMSCI's attention. Shell shall have the sole right and discretion to bring infringement, unfair competition proceedings or any other claims involving the Marks.

         2.6 ROMEO Product Warranty. Except with respect to the Programs, SIMSCI warrants that (ii) each Copy of ROMEO will substantially conform to its then-current specifications for a period of ninety (90) days from delivery of such Copy and (ii) that to the best of SIMSCI's knowledge, ROMEO does not infringe the intellectual property rights of any third party; provided, however, in each case that the software is properly used in full compliance with the documentation and instruction provided by SIMSCI and the software is not modified or altered by the LICENSEE. SIMSCI will make commercially reasonable efforts to correct Errors in ROMEO. SIMSCI does not warrant that any or all failures or errors will be corrected or warrant that the functions contained in the software will meet LICENSEE's requirements or will operate in the combinations selected by the LICENSEE. EXCEPT AND TO THE EXTENT EXPRESSLY PROVIDED ABOVE SIMSCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR PARTICULAR PURPOSE.

3.       DISTRIBUTION; MARKETING

         3.1 Certain License Provisions. SIMSCI shall use commercially reasonable efforts to include in agreements relating to distribution and use of the Programs, to the extent customary in the industry and permitted by the law of the jurisdiction in which the agreement is likely to be interpreted or enforced, terms which:

                  3.1.1 provide a disclaimer of the implied warranties of merchantability and fitness for a particular purpose with respect to the Programs;



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                  3.1.2 provide an exclusion of SIMSCI's licensors' liability for incidental, consequential and indirect damages;

                  3.1.3 provide a limitation of SIMSCI's licensors' maximum liability to the amount that a licensee has paid in licensing fees or royalties;

                  3.1.4 proscribe or limit decompilation, reverse engineering, or other surreptitious accessing of the Programs to reveal any trade secrets or other proprietary know-how embodied therein to which the sublicensee is not granted rights; and

                  3.1.5 protect Shell's Intellectual Property Rights in the Programs to substantially the same degree as SIMSCI protects its own Intellectual Property Rights in ROMEO.

Notwithstanding the foregoing, it is understood that such provisions may not be enforceable in a particular jurisdiction or with respect to a particular agreement, and that it may not be commercially feasible for SIMSCI to negotiate successfully the inclusion of such provisions in a particular agreement.

         3.2 Notices. SIMSCI shall ensure that all copies of ROMEO containing the Programs or any Documentation which are distributed to any third party bear all of the legends, marks, and notices as follows in an appropriate manner to be mutually agreed upon:

                  3.2.1 the words "CONTAINS LICENSED PROPRIETARY MATERIAL OF SHELL OIL COMPANY" or a copyright notice,

                  3.2.2 a restricted-rights legend conforming to the Federal Acquisition Regulations (FARs) then in effect that apply to software developed entirely at private expense, and

                  3.2.3 indicators of trademark claim or registration wherever any Shell trademark appears.

4.       DELIVERY AND PAYMENT

         4.1 Delivery. Within thirty (30) days of the Effective Date, Shell agrees, at Shell's expense, to deliver to SIMSCI the Programs (on such media as may be mutually agreed by the parties) and Source Code for the Programs. Shell shall deliver at least two (2) electronic and hard copies of the Documentation and at least two (2) electronic and hard copies of any marketing and demonstration materials, should any such materials exist.

         4.2 License Fee. In consideration of the rights and licenses granted herein and the performance by Shell hereunder, SIMSCI shall pay to Shell a one-time fee of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) (the "License Fee"). SIMSCI shall not be obligated to pay to Shell any other fee or royalty for the licenses and rights granted herein.



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        4.3 Payment. Shell hereby acknowledges that under the License Agreement
Shell has received from SIMSCI One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of the License Fee set forth in Section 4.2 above. SIMSCI shall pay to Shell the remaining Six Million Dollars ($6,000,000) of the License Fee in a combination of cash (by check or wire transfer) and stock as follows: (i) Cash in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) will be delivered by SIMSCI to Shell upon the date on which SIMSCI ships to a customer other than Shell the first commercial release of ROMEO (the "Payment Date"). With respect to the first commercial release of ROMEO, SIMSCI shall use its diligent efforts to complete such commercial release by [*], and SIMSCI will notify Shell in the event SIMSCI comes to expect any delay in the completion of such commercial release. In the event that the first commercial release of ROMEO is not complete by such date, then within thirty (30) days of such date SIMSCI shall pay to Shell such One Million Five Hundred Thousand Dollars ($1,500,000) (the date of such payment becoming the "Payment Date"), and (ii) deliver and issue Shares of SIMSCI Common Stock ("Shares") valued at Four Million Five Hundred Thousand Dollars ($4,500,000) (calculated based on the average closing price for the ten (10) trading days seven days prior to the Payment Date). The Shares will be issued to Shell, as follows: [*] of the total Shares will be delivered on the Payment Date and the remaining [*] of the total Shares will on the Payment Date be placed in an escrow account with a mutually agreed upon third party escrow agent (the "Escrow Agent") and, subject to the terms of the applicable escrow agreement by and among Shell, SIMSCI and the Escrow Agent, distributed to Shell by the Escrow Agent in accordance with the applicable escrow agreement substantially in the form of Exhibit F and in accordance with the following schedule: (i) [*] of the total Shares will be delivered on the [*] annual anniversary of the Payment Date, (ii) [*] of the total Shares will be delivered on the [*] annual anniversary of the Payment Date, and (iii) [*] of the total Shares will be delivered on the [*] annual anniversary of the Payment Date. Shares remaining in the escrow account are referred to as the "Escrowed Shares". The Shares delivered on the Payment Date and the Shares released from escrow shall have the registration rights set forth in Exhibit D.

         4.4 Early Release of Escrow. If there is a Market Price Decline of (i) more than fifty percent (50%) and less than seventy percent (70%), then fifty percent (50%) of the remaining Escrowed Shares to which Shell is entitled shall be released promptly to Shell upon Shell's written request, and (ii) seventy percent (70%) or more, then eighty percent (80%) of the remaining Escrowed Shares to which Shell is entitled shall be released promptly to Shell upon Shell's written request. "Market Price Decline" shall mean that the value per share of SIMSCI's Common Stock in the Nasdaq National Market, adjusted for stock splits, dividends and the like, as measured by the average closing price for any ten (10) consecutive trading days, is lower than the closing price of the SIMSCI's stock on the Payment Date.

         4.5 Survival of Payment Obligation. Notwithstanding the fact that this Agreement supersedes the License Agreement, the parties agree that any payment obligation under Section 2.4 of the License Agreement, a copy of which is attached hereto as Exhibit E, shall survive.

5.       MAINTENANCE AND SUPPORT; HIRING OF EMPLOYEES

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         5.1 Maintenance and Support Obligations of SIMSCI. SIMSCI shall make the following standard maintenance and support services for the then-current version of ROMEO available to Shell and any Affiliated Entities which have obtained a license to ROMEO so long as Shell and any such Affiliated Entities are current in the payment of maintenance fees under Section 5.2 below:

                  (a) telephone support regarding the operation of ROMEO at substantially all times from 9:00 a.m. until 5:00 p.m. central time each business day;

                  (b) Error correction, but only to the extent that such services can be reasonably provided, and further provided that Shell first provides SIMSCI with a report of an Error to be corrected in sufficient detail to enable a reasonably skilled programmer in the Field to understand it and such that SIMSCI is able to reproduce the Error in the applicable operating environment and such Error can be reasonably verified as residing in ROMEO and not elsewhere,

                  (c) where SIMSCI is not able to provide an Error correction and an Error is identified by Shell, SIMSCI will either provide Shell with a workaround sufficient to alleviate any material adverse effect of the Error or provide Shell with a written response describing SIMSCI's then-existing diagnosis of the Error and an outline of a plan and timetable for correcting it, and

                  (d) make available New Releases upon commercial release by SIMSCI.

Any additional services requested by Shell shall be at SIMSCI's then-current rates for such services. Within thirty (30) days of the Effective Date the parties shall enter into a mutually agreeable source code escrow agreement with a mutually agreeable third party.

         5.2 Maintenance Fees. In consideration of the maintenance services provided under Section 5.1, Shell (or any Affiliated Entity, as applicable) shall pay an annual maintenance fee in advance of $[*] per Copy per year for each Copy then licensed by Shell or Affiliated Entity, as applicable, for the first [*] years from delivery of such Copy. Thereafter during the term such services shall be provided at no charge with respect to such Copies. In addition, if an installation is canceled by Shell prior to being commissioned then a pro rata refund of the advance maintenance fees paid will be made to Shell as follows:

                   Amount refunded = D x $[*]

                           where C = ([*])
                                 D =  [*]


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and no further payment shall be due from Shell with respect to that Copy. No such refund shall be made if a cancellation occurs more than twelve (12) months after the date of delivery of such Copy.

         For purposes of clarification, it is understood that the annual maintenance fees due will vary on a rolling basis depending on the number of Copies in use in a given year which continue to carry an annual maintenance fee. For example, Copies delivered in year [*] will carry a maintenance fee in years [*]. Copies delivered in year [*] will carry a maintenance fee in years [*] and so on.

         At the beginning of the each year during the term of this Agreement, the arithmetic average of the aggregate of all annual maintenance fees payable for each year during the preceding [*] years will be calculated ("AA[*]Y", which average shall include the immediately preceding year but shall not include the additional payments calculated as due hereunder for any preceding year). During each of the first four years of the term of this Agreement AA[*]Y shall be calculated as the arithmetic average for the actual number of years since inception. If the AA[*]Y calculated at the beginning of a year is larger than the amount of the immediately preceding year's aggregate maintenance fees payable, then the difference between AA[*]Y and the immediately preceding year's aggregate maintenance fees will be due to SIMSCI from Shell in addition to the annual maintenance fees due for the then-current year.

         5.3 Provision of Consulting Services. SIMSCI wishes to utilize the skills of certain employees of Shell and Shell Services Company on a consulting basis ("Consulting Services"). SIMSCI agrees to estimate the amount of effort needed and Shell agrees to use its best efforts with respect to each such request to cause appropriately skilled individuals employed by Shell to be made available to SIMSCI to perform such Consulting Services. Shell further agrees to use its best efforts to cause its Affiliates, including Shell Services Company, to negotiate consulting agreements with SIMSCI for Consulting Services and, in particular, for the services of those individuals named on Exhibit C. Any invention, idea, design, works of authorship or intellectual property created by any Shell employee that is (i) related to the Consulting Services, SIMSCI products or the Programs, (ii) the result of work performed directly for SIMSCI and (iii) created during the term of the Consulting Services shall be the sole property of SIMSCI and Shell hereby assigns to SIMSCI all Shell's right, title and interest thereto including all Intellectual Property Rights therein. Shell warrants that each such individual shall be an employee of Shell and shall have signed an invention assignment agreement assigning to Shell all rights in works created by such individual in the performance of his or her services.

         5.4      Hiring of Employees.

                  5.4.1 Employee Arrangements. SIMSCI intends to offer employment to those current employees of Shell named on Exhibit B. Shell shall use its best efforts to encourage such employees to accept employment with SIMSCI. With respect to employees who do not accept an offer of employment by SIMSCI but remain employed by Shell, upon SIMSCI's request, Shell shall make such employees available to provide Consulting Services pursuant to Section 5.3. Within

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thirty (30) days of the first commercial shipment of ROMEO, Shell shall reassign such employees from their current assignments. None of the New Employees is subject to any agreement or other arrangement that would in any manner hinder or obstruct the employment by SIMSCI of such individual, or result in any payments by SIMSCI in connection with such employment. Shell has not engaged in (and for a period of three (3) years following the Effective Date will not engage in) the solicitation, encouragement or any other action intended to (i) induce any New Employee to terminate his or her employment with SIMSCI after the Effective
Date, (ii) interfere in any manner with the employment relationship between SIMSCI and the New Employees after the Effective Date,



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or (iii) rehire any of the New Employees within three (3) years from the
Effective Date, unless such employees are terminated by SIMSCI. Nothing contained in this Section is intended or shall be deemed to confer upon any employee of Shell, past, present, or future, any rights of employment of any nature other than as contemplated by any agreement entered into by SIMSCI and each New Employee, it being understood and agreed that the provisions of this Section are intended to set forth an agreement among SIMSCI and Shell, and are not intended to benefit any persons not party to this Agreement, including such New Employees.

                  5.4.2 No Claims. Subject to Section 5.4.1 above, neither party shall bring, directly or indirectly, any action, claim or proceeding against the other party (the "Hiring Party") as a result of the Hiring Party hiring its the employees of the other party so long as the Hiring Party did not actively solicit such employees.

6.       CONFIDENTIALITY

         6.1 Definition. "Confidential Information" means information of a proprietary or confidential nature disclosed by either party to the other party, whether directly or indirectly, and whether in writing, orally or by inspection of tangible objects, which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is designated as being confidential or proprietary at the time of disclosure. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, including filings with government agencies such as the Securities and Exchange Commission, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

         6.2 Non-use; Non-disclosure; Maintenance of Confidentiality. Each party agrees not to use the Confidential Information disclosed to it by the other party for any purpose except to carry out its rights and obligations under this Agreement. Neither party will disclose the Confidential Information of the other to third parties or to its employees, except employees who are required to have the information in order to carry out such party's obligations under this Agreement. Each party agrees that it shall take reasonable measures to protect the secrecy of and to avoid the disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own confidential information, and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content at least as protective of Confidential Information as the provisions hereof prior to any disclosure of Confidential Information to such employees. Each party may disclose Confidential Information to its subsidiaries and affiliates provided that any subsidiary or affiliate prior to disclosure agrees in writing to be bound by the provisions of these sections.

7.       REPRESENTATIONS AND WARRANTIES

         7.1 Warranties. Shell represents and warrants to SIMSCI that (i) Shell owns all right, title and interest in and to the Programs and Documentation and all Intellectual Property Rights therein and related thereto; (ii) it has the full right, power, and privilege to grant the rights herein; (iii) there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement; (iv) there is no, and Shell shall not grant, any right, license or interest inconsistent with the rights granted to SIMSCI herein and Shell has not granted any right or license to the Programs to any third party other than Affiliated Entities; (v) to the best of Shell's knowledge there are no threatened or pending actions, suits, investigations, claims or proceedings in any way related to the Programs and Documentation and/or Intellectual Property Rights relating thereto; (vi) to the best of Shell's knowledge the exercise of SIMSCI's rights hereunder does not infringe the Intellectual Property Rights of any third party; and (vii) the Programs conform to their specifications and any representations made in writing by Shell to SIMSCI. Shell also represents and warrants that if the Programs, when used in accordance with their associated documentation, are not capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Programs properly exchange accurate date data with the Programs, Shell will correct such problem at no charge to SIMSCI.

         7.2 Disclaimer. THE WARRANTIES SET FORTH IN SECTION 7 ARE IN LIEU OF ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AND SHELL SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         7.3      Investment Representations.

                  (a) Investment Representation. Shell is acquiring the Shares for its own account, for investment and not with a view to the sale of distribution thereof, nor with any present intention of distributing or selling the same.

                  (b) Restricted Securities. Shell understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Shell further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to Shell) issued under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales in limited amounts.

                  (c) Accredited Investor. Shell represents and warrants to SIMSCI that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  (d) Access to Financial and Other Information. Shell has been furnished with, or has had access to, all information concerning SIMSCI, including the opportunity to raise questions of officers of SIMSCI, as Shell has deemed necessary or appropriate in order to enable it to make an informed investment decision with respect to the purchase of the Shares. Shell further represents and warrants to SIMSCI that (a) it has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of its investment in the Shares, and (b) its financial condition is such that it is able to bear all economic risks of the investment in the Shares, including a complete loss of its investment therein and the risk of holding the Shares for an indefinite period of time.

         7.4      Intellectual Property.

                  (a) Attachment 1 sets forth a complete and accurate schedule of all Intellectual Property capable of being identified, identifying specifically (i) all patents and patent applications owned by Shell, including the country of filing, filing number, date of issue, expiration date and title;
(ii) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date; (iii) all common law trademarks, service marks and trade names;
(iv) all registered and unregistered copyrights; (v) all license, option and other agreements pursuant to which Shell acquired rights to any Intellectual Property Rights and all license, option and other agreements, oral or written, pursuant to which Shell is obligated to pay royalties or other consideration to third parties with respect to any Intellectual Property Rights; and (vi) all license, option and other agreements, oral or written, pursuant to which Shell has granted any third party any right to any Intellectual Property Rights. Complete and accurate copies of all written agreements referred to in the foregoing clauses (v) and (vi) have been provided to SIMSCI.

                  (b) Except as set forth on Attachment 1, (i) Shell has all right, title and interest in and to the Intellectual Property Rights; (ii) Shell has neither incorporated into nor relied on any software, technology or proprietary information of any third party in the creation of the Programs;
(iii) Shell is not making use of any invention, software, technology or proprietary information in connection with the Programs in which any present or past employee of Shell or any other person has or has claimed an interest, and Shell has no knowledge of facts that could reasonably be expected to give rise to such a claim; (iv) Shell is in full compliance with all agreements pursuant to which it acquired any Intellectual Property Rights; (vii) Shell has no knowledge that any third party is infringing upon any of the Intellectual Property Rights.

         7.5 Agreements, Contracts and Commitments. Set forth on Attachment 1 is a list of all agreements, contracts and commitments (written or oral) relating to the Programs to which Shell is a party or by which it is bound. Shell has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any contract. Each contract is in full force and effect and, to the knowledge of Shell, the other party to such contract has not breached, violated or defaulted under any of the terms or conditions of any contract. Shell has obtained all necessary consents, waivers and approvals of parties to any contract as are required to assign all rights and benefits thereunder to SIMSCI.

         7.6 Separate Representations. Each of the warranties set forth in this
Section 7 shall be separate and independent and, except as expressly provided to the contrary, shall not be limited by reference to or inference from any other warranty in this Agreement or any term of this Agreement.

8.       REPRESENTATIONS AND WARRANTIES OF SIMSCI

         SIMSCI represents and warrants as of the Effective Date to Shell as follows:

         8.1 Organization, Standing and Corporate Power. SIMSCI is a corporation, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. SIMSCI and each Significant Subsidiary (as defined below) of SIMSCI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operating results or financial condition of SIMSCI and its consolidated subsidiaries, taken as a whole (a "Material Adverse Effect on SIMSCI"). SIMSCI has made available correct copies of its Amended and Restated Certificate of Incorporation and Bylaws, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary that constitutes a significant subsidiary of SIMSCI within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

         8.2 Capital Structure. The authorized capital stock of SIMSCI consists of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 100,000 shares are designated as Series A Participating Preferred Stock. On August 29, 1997, 10,929,170 shares of Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable. All shares of Common Stock to be issued to Shell as provided in Section 4.3 (the "Shell Shares"), upon issuance on the terms and conditions specified in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. At the close of business on September 1, 1997, assuming solely for purposes of this representation and warranty that the per share price of SIMSCI Common Stock on the Payment Date equals or exceeds the price of SIMSCI Common Stock on the Effective Date, the Shell Shares constitute less than five percent (5%) of the outstanding shares of SIMSCI Common Stock. None of SIMSCI's Significant Subsidiaries is subject to the reporting requirements under Section 13 or 15 under the Securities Exchange Act of 1934, as amended.

         8.3 Authority; Noncontravention. SIMSCI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of SIMSCI has duly approved this Agreement and the transactions contemplated by this Agreement and no other consent or approval is required. The execution and delivery of this Agreement by SIMSCI and the consummation by SIMSCI of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of SIMSCI. This Agreement, when executed and delivered, will constitute a valid and binding obligation of SIMSCI, enforceable against SIMSCI in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable laws. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any lien upon any of the properties or assets of SIMSCI or any Significant Subsidiary under, (i) the Certificate of Incorporation or Bylaws of SIMSCI or the comparable organizational documents of any Significant Subsidiary,
(ii) any contract, license, loan or credit agreement, note, lease or other agreement filed or incorporated by reference in any Company SEC Document (as defined below) as a "Material Contract" under Item 601 of Regulation S-K or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SIMSCI or any Significant Subsidiary or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, obligations or liens that individually or in the aggregate would not have a Material Adverse Effect on SIMSCI or prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any United States Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to SIMSCI or any Significant Subsidiary in connection with the execution and delivery of this Agreement by SIMSCI or the consummation by SIMSCI of the transactions contemplated by this Agreement, except for (i) the filing of a Form 8-K with the SEC after the Closing, (ii) the listing of the SIMSCI Common Stock to be issued upon Closing on the Nasdaq National Market and (iii) such other consents, approvals, orders, authorizations, registrations, declarations or filings (x) as may be required under "blue sky" laws of various states or (y) the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on SIMSCI or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         8.4      SEC Documents; Financial Statements.

                  8.4.1 Since January 1, 1997, SIMSCI has filed all reports, registration statements, proxy statements and other documents required to be filed with the SEC under the Securities Act of

1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been corrected, modified or superseded by a later filed Company SEC Document.

                  8.4.2 The consolidated financial statements of SIMSCI included in Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and presented fairly in all material respects the consolidated financial position of SIMSCI as of the dates thereof and the consolidated results of its operations and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         8.5 Absence of Certain Changes or Events. Except as disclosed in Company SEC Documents filed and publicly available prior to the date of this Agreement, from January 1, 1997 to the date of this Agreement, SIMSCI has conducted its business only in the ordinary course and there has not been any Material Adverse Effect on SIMSCI.

         8.6 Litigation. Except as disclosed in Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of SIMSCI, threatened against SIMSCI or any of its Significant Subsidiaries that, individually or in the aggregate, (i) would reasonably be expected to have a Material Adverse Effect on SIMSCI, or (ii) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

9.       INDEMNITY

         9.1 Indemnification for Breach of Warranties. Shell agrees to indemnify and hold harmless SIMSCI, its affiliates, customers and its and their end users, from any third party claim, suit or proceeding ("Claim") against them based on Shell's breach of any of the warranties contained in Section 7.1 and Section 7.4 and any claim that the Programs, when used within the scope of the license granted in Section 2.1, infringe any patent, copyright, trade secret or other intellectual property right of any third party, and to pay any damages, settlement amounts and costs (including reasonable attorneys' fees and court costs) relating to such a Claim. Shell will pay only settlement amounts authorized by Shell and all costs, damages and attorneys' fees that a court finally awards. SIMSCI shall promptly provide to Shell notice of any Claim, and cooperate with and allow Shell to control the defense of any Claim and any settlement negotiations. SIMSCI may participate in the proceedings at its option and expense.

         9.2 Procedure. SIMSCI shall notify Shell in writing of any Claim for which it seeks indemnification; and give Shell the exclusive authority to defend or settle such Claim and, at SIMSCI's expense, give Shell reasonable information and assistance to settle and/or defend any such Claim. Shell shall not have the right to settle any Claim in a manner that is prejudicial to the interests of SIMSCI without prior written consent.

10.      LIMITATION OF LIABILITY

         EXCEPT FOR LIABILITY ARISING UNDER SECTION 9 OR SECTION 2.4.5, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND, HOWEVER CAUSED AND WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY OR ANY OTHER THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF GOODWILL, OR LOSS OF DATA. THE FOREGOING LIMITATIONS SET FORTH IN THIS SECTION 10 SHALL APPLY REGARDLESS OF WHETHER A PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES, COSTS, OR EXPENSES. THE PARTIES AGREE THIS SECTION 10 REPRESENTS A REASONABLE ALLOCATION OF RISK.

11.      TAXES

         Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Programs under this Agreement. Neither party is responsible for taxes that may be imposed on the other party. Situations may arise where governmental authorities require SIMSCI to withhold from amounts payable to Shell. In such cases, SIMSCI may withhold the amount of taxes due from payments to be made to Shell under this Agreement and remit the taxes withheld to the governmental authority.

12.      TERM AND TERMINATION

         12.1 Term. This Agreement shall commence upon the Effective Date and shall remain in effect until [*].

         12.2 Termination. Either party may terminate its obligations under this Agreement in the event of a material breach by the other party that remains uncured for more than thirty (30) days after written notice to cure.


[*]  Confidential Treatment Requested

         12.3 Effect of Termination. In the event of any termination or expiration of this Agreement, Sections 1, 2.1, 2.2, 2.3, 2.4.5, 6, 7, 8, 9, 10, 11, 12, and 13 shall survive. Sections 5.1 and 5.2 shall survive except in the event of termination by SIMSCI for a breach by Shell. In addition, except in the case of termination for a breach of the scope of the license granted therein, the licenses granted in Section 2.5 shall survive termination of this Agreement, subject to the licensor's right thereafter to terminate such license for a material breach of the scope of the license granted therein. In the event of expiration, but not an earlier termination of this Agreement, Shell's rights under Section 2.4.1 shall survive with respect to the Copies of ROMEO then installed.

13.      GENERAL

         13.1 Governing Law. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather such rights and obligations shall be governed by and construed under the laws of Texas.

         13.2 Arbitration. Any controversy or claim ("claim") whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this section) arising out of or related to this Agreement (including any amendments or extensions), or the breach or termination thereof shall be settled by arbitration in accordance with then current rules and procedures of the Commercial Rules of Arbitration of the American Arbitration Association by one (1) arbitrator appointed in accordance with such rules. The arbitration and any award shall be in the English language. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The arbitration shall be held in Houston, Texas. The arbitrator shall determine the claims of the parties and render a final award in accordance with the substantive law of the State of Texas, excluding the conflicts provisions of such law. The arbitrator shall set forth the reasons for the award in writing. Any claim by either party shall be time-barred if the asserting party commences arbitration with respect to such claim later than two
(2) years after the cause of action accrues. All statutes of limitations and defenses based upon passage of time applicable to any claim of a defending party (including any counterclaim or set off) shall be tolled while the arbitration is pending. The obligation to arbitrate any claim shall extend to the successors, assigns and third party beneficiaries of the parties. Any discovery shall occur by agreement of the parties, or by order of the arbitrator upon a finding of good cause. Each party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding. In order to prevent irreparable harm, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator, a party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitrator has not already commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten
(10) days after the appointment of the arbitrator (or in any event for longer than sixty (60) days). If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any part of this provision.

         13.3 Notice. All notices required or permitted under this Agreement will be in writing and will be deemed given when: (i) delivered personally; (ii) sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iv) one (1) day after deposit with a commercial overnight carrier specifying next day delivery, with written verification of receipt. All communications will be sent to the respective addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 13.3.

                  (a)      if to SIMSCI, to:
                           Simulation Sciences Inc.
                           601 Valencia Avenue, Suite 100
                           Brea, California 92823
                           Attention:  Charles R. Harris
                           Telephone No.: (714) 579-0412
                           Telecopy No.:  (714) 579-0951

                           with a copy to:
                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Mark Bonham
                           Telephone No. (415) 493-9300
                           Telecopy No.:  (415) 493-6811

                  (b)      if to Shell, to:
                           Shell Oil Products Shell
                           Westhollow Technology Center
                           P.O. Box 1380
                           Houston, Texas 77251
                           Attention:  Paul Cuneo
                           Telephone No:  (281) 544-7401
                           Telecopy No.:  (281) 544-8650

                           with a copy to:
                           Shell Oil Company
                           Intellectual Property-Legal
                           P.O. Box 2463, Houston, TX 77252-2463
                           Attention: Kim Muller
                           Telephone:  (713) 241-2698
                           Facsimile:  (713) 241-6617

         13.4 Independent Contractors. Nothing contained or done pursuant to this Agreement shall be deemed or construed to create any partnership, joint venture, or agency relationship between the parties hereto. Furthermore, the parties agree that this Agreement does not constitute a partnership for tax purposes. In the event that it is so construed, however, the parties agree to be excluded from the provisions of Subchapter K of the United States Internal Revenue Code of 1986, as amended. In no event shall such relationship constitute a partnership for U.S. federal income tax purposes.

         13.5 Headings. The section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         13.6 Force Majeure. Neither party will be liable for any failure or delay in its performance under this Agreement due to causes which are beyond its reasonable control.

         13.7 No Waiver; Modifications. No amendment or modification of this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

         13.8 Assignment. Neither party may assign this Agreement without the prior written consent of the other party, except that either party may assign this Agreement to an entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and Assets to which this Agreement pertains by merger, reorganization or otherwise, and which assumed in writing or by operation of law its obligations under this Agreement. Further, should any Shell entity or facility having rights under this Agreement enter into a joint venture, partnership or other business entity in which Shell, an Affiliate or a Subsidiary of Shell has an ownership interest, then Shell may assign rights to the joint venture, partnership or other business venture but only to the extent such entity or facility had rights before formation of the joint venture, partnership or other business venture and such joint venture, partnership or other business venture assumes in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this Section 13.8 shall be null and void and shall entitle the non-defaulting party to terminate this Agreement. Subject to the foregoing, the rights and liabilities of the parties hereto will bind and inure to the benefit of the parties and their respective permitted successors, executors and administrators, as the case may be.

         13.9 Severability. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision, and the parties shall negotiate, in good faith, an enforceable substitute provision that most nearly effects the parties' intent in entering into this Agreement.

         13.10 Entire Agreement. This Agreement and the Confidentiality Agreement of February 4, 1996 constitute the complete and entire agreement between the parties regarding the subject matter hereof, and shall supersede and replace any and all prior agreements, communications, and understandings (both written and oral), including without limitation the License Agreement and the Term Sheet, regarding such subject matter. Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement.

         13.11 No Restriction. Except as set forth in Section 4.3 above, this Agreement is not to be construed as a commitment or obligation, express or implied, on the part of SIMSCI that SIMSCI will market, sell, purchase, license or sublicense any products under this Agreement. SIMSCI may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to) the Programs. SIMSCI shall have full freedom and flexibility and sole and exclusive control over all aspects of its business, including, without limitations (i) sales policies, (ii) credit practices, (iii) hiring and supervision of personnel, (iv) marketing, advertising, and promotion, (v) contracting, (vi) billing and collection; (vii) pricing; and (viii) establishing the terms and conditions under which the Programs and Services are offered to customers. Nothing in this Agreement shall be construed to restrict SIMSCI from conducting any other business relating to any third party's computer software products.


SHELL OIL PRODUCTS COMPANY                     SIMULATION SCIENCES, INC.
for itself and as agent for SHELL OIL
COMPANY


By:    /s/ Paul L. Cuneo                          By:  /s/ Charles R. Harris
    -----------------------------------              ---------------------------
Title: Director of Technology                  Title:  President and
       --------------------------------                Chief Executive Officer
                                                     ---------------------------
Date:  9/11/97                                 Date:   9/11/97
       --------------------------------              ---------------------------

                                    EXHIBIT A

                           PROGRAMS AND DOCUMENTATION

ROUTINE                    DESCRIPTION
-------                    -----------



[*]                        [*]



MITRE

[*]



MILANO

[*]



[*]  Confidential Treatment Requested

                                  ATTACHMENT 1


                    ASSOCIATED TOOLS AND THIRD PARTY SOFTWARE

         1. OPERA uses the following third-party software, which may be found in the [*]. All are subroutines from the [*]:

                  [*]

         2. MITRE uses the following third-party software:

                  [*]



[*]  Confidential Treatment Requested

                                    EXHIBIT B

               SHELL EMPLOYEES TO BE OFFERED EMPLOYMENT BY SIMSCI


                                      [*]




[*]  Confidential Treatment Requested

                                    EXHIBIT C

                        SHELL SERVICES COMPANY EMPLOYEES



                                      [*]



[*]  Confidential Treatment Requested

                                    EXHIBIT D

                               REGISTRATION RIGHTS


1.       REGISTRATION RIGHTS WITH RESPECT TO SHARES

         1.1      Definitions.

                  1.1.1 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the declaration or ordering of the effectiveness of such registration statement.

                  1.1.2 The term "Registrable Shares" means and includes the Shares issued to Shell under this Agreement; provided, however, that Registrable Securities shall not include any (a) Escrowed Shares during the pendency of an escrow, (b) Shares which have previously been registered, or (c) Shares which would otherwise be Registrable Shares if Shell would then be permitted to sell all of the Shares (including the Escrowed Shares) within any three (3) month period pursuant to Rule 144 under the Securities Act.

                  1.1.3 The term "Ownership Percentage" means and includes the number of Registrable Shares held by Shell divided by the total number of all other securities entitled to registration pursuant to agreements with SIMSCI approved by the Board of Directors and held by others participating in the underwriting.

                  1.1.4 The term "Securities Act" means the Securities Act of 1933, as amended.

                  1.1.5 The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by SIMSCI with the SEC.

                  1.1.6 The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                  1.1.7 The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.2 "Piggyback" Registration. If at anytime SIMSCI shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of SIMSCI exercising registration rights) any of its Common Stock (except shares to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon exercise of stock options, or shares issuable solely pursuant to employee benefit plans), it shall send to Shell written notice of such determination and, if within ten (10) days after receipt of such notice, Shell shall so request in writing, SIMSCI shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that Shell requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by SIMSCI, the managing underwriter shall impose a limitation on the number of shares of Common Stock included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed as provided herein among the holders of such Common Stock having an incidental ("piggy back") right to include such Common Stock in the registration statement as provided below, then, to the extent any shares requested to be included in the registration remain available for registration after the underwriter's cut-back (the "Available Shares"), SIMSCI shall be obligated to include in such registration statement, with respect to Shell, only the product of (i) the number of Available Shares and (ii) Shell's Ownership Percentage, as that term is defined in Section 1.1.3. Notwithstanding the foregoing, no such reduction shall be made with respect to securities being offered by SIMSCI for its own account or by holders of securities who have requested SIMSCI to register such securities pursuant to a mandatory "demand" registration obligation of SIMSCI. If Shell disapproves of the terms of such underwriting, it may elect to withdraw therefrom by written notice to SIMSCI and the underwriter.

         1.3 Registration on Form S-3. After SIMSCI has qualified for the use of Form S-3, Shell shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares), subject only to the following limitations:

                  1.3.1 SIMSCI shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145 under the Securities Act);

                  1.3.2 SIMSCI shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of one hundred eighty (180) days following the effective date of the most recent registration pursuant to a request by Shell under this Agreement or pursuant to a request by a holder of registration rights under any other agreement of SIMSCI granting Form S-3 demand registration rights;

                  1.3.3 SIMSCI shall not be required to effect a registration pursuant to this Section 1.3.3 unless Shell proposes to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000; and

                  1.3.4 SIMSCI shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding ninety (90) days from the effective date thereof. SIMSCI shall give notice to Shell and all holders of registration rights under any other agreement of SIMSCI granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section 1.3.4 and shall provide a reasonable opportunity for all such other holders to participate in the registration.

         1.4 Indemnification of Shell. In the event that SIMSCI registers any of the Registrable Shares under the Securities Act, SIMSCI will indemnify and hold harmless Shell and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls Shell or any such underwriter within the meaning of
Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Shell, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by SIMSCI) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by SIMSCI of any rule or regulation promulgated under the Securities Act applicable to SIMSCI and relating to action or inaction required of SIMSCI in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to SIMSCI in connection therewith by Shell, or any such controlling person expressly for use therein. Promptly after receipt by Shell, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against SIMSCI, Shell, or such underwriter or such controlling person, as the case may be, will notify SIMSCI in writing of the commencement thereof, and, subject to the provisions hereinafter stated, SIMSCI shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Shell, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against SIMSCI. Shell, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of SIMSCI unless the employment of such counsel has been specifically authorized by SIMSCI. SIMSCI shall not be liable to indemnify any person for any settlement of any such action effected without SIMSCI's consent. SIMSCI shall not, except with the approval of each party being indemnified under this Section 1.4, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         1.5 Indemnification of SIMSCI. In the event that SIMSCI registers any of the Registrable Shares under the Securities Act, Shell will indemnify and hold harmless SIMSCI, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls SIMSCI within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse SIMSCI and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to SIMSCI in connection therewith by Shell, expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Shell, SIMSCI will notify Shell in writing of the commencement thereof, and Shell shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to SIMSCI) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Shell. SIMSCI and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of Shell unless employment of such counsel has been specifically authorized by Shell. Notwithstanding the two preceding sentences, if the action is one in which SIMSCI may be obligated to indemnify Shell pursuant to Section 1.4, SIMSCI shall have the right to assume the defense of such action, subject to the right of Shell to participate therein as permitted by Section 1.4. Shell shall not be liable to indemnify any person for any settlement of any such action effected without Shell's consent. Shell shall not, except with the approval of SIMSCI, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

         1.6 Exchange Act Registration. SIMSCI will use its best efforts to file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, shall use its best efforts to take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to SIMSCI's Common Stock. SIMSCI shall furnish to Shell forthwith upon request (i) a written statement by SIMSCI as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of SIMSCI as filed with the Commission, and (iii) any other reports and documents that Shell may reasonably request in availing itself of any rule or regulation of the Commission allowing Shell to sell any such Registrable Securities without registration.

         1.7 Further Obligations of SIMSCI. Whenever SIMSCI is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                  1.7.1 Furnish to Shell such copies of each preliminary and final prospectus and any other documents that Shell may reasonably request to facilitate the public offering of its Registrable Shares;

                  1.7.2 Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or 'blue sky" laws of such jurisdictions as Shell may reasonably request; provided, however, that SIMSCI shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                  1.7.3    Furnish to Shell a signed counterpart of,

                           (a) an opinion of counsel for SIMSCI, dated the
effective date of the registration statement;

                           (b) "comfort" letters signed by SIMSCI's independent
public accountants who have examined and reported on SIMSCI's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that SIMSCI is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities; and

                  1.7.4 Furnish to Shell, upon request, a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering unless confidential treatment of such information has been requested of the Commission.

         1.8 Expenses. In the case of a registration under Sections 1.2 or 1.3, SIMSCI shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Commission filing fees and "blue sky" fees and expenses; provided, however, that SIMSCI shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements in excess of an aggregate of $5,000 of more than one counsel for Shell in connection with the registration of its Registrable Shares, (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Shares being offered and sold by Shell, or (iii) any of such expenses if the payment of such expenses by SIMSCI is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; and provided further, that, in the event the registration under the Securities Act is initiated by Shell pursuant to Section
1.3 of this Agreement and such registration is thereafter withdrawn or terminated by Shell for reasons other than the occurrence of one or more events regarding SIMSCI, which event or events may have a material adverse affect upon the business or prospects of SIMSCI, and Shell learns of such event or events after the date of the demand for registration and prior to the date of withdrawal or termination by them and such withdrawal or termination occurs with reasonable promptness thereafter, then SIMSCI shall have no obligation to pay or otherwise bear any fees, expenses or other costs arising out of or relating to such registration.

         1.9 Transfer of Registration Rights. The rights to cause SIMSCI to register shares granted to Shell under Sections 1.2 and 1.3 may be assigned to a transferee or assignee in connection with the transfer or assignment of at least 50,000 Registrable Shares, provided that (i) such transfer or assignment may otherwise be effected in accordance with applicable laws, (ii) such transferee or assignee agrees to be bound by the terms of this Exhibit F, and (iii) SIMSCI is given at least ten (10) days prior written notice of such transfer or assignment.

         1.10 Market Stand-off Agreement. To the extent requested by SIMSCI or any underwriter of SIMSCI, Shell shall not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the "Stand-Off Period") equal to 90 days following the effective date of a registration statement of SIMSCI filed under the Securities Act except for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, SIMSCI may impose stock transfer restrictions with respect to the Registrable Shares of each holder until the end of the Stand-Off Period.

         1.11 Termination of Registration Rights. The registration rights granted pursuant to this Exhibit F will terminate upon such time as Shell is then permitted to sell all of the Shares within any three (3) month period pursuant to Rule 144 under the Securities Act.

                                    EXHIBIT E

                          LICENSE AGREEMENT SECTION 2.4


         2.4 The parties shall carry out their respective obligations set forth in the Development Plan in accordance with the timetable set forth therein. In addition to any other obligations that may be set forth in the Development Plan, Shell shall provide [*] man-years of development work in support thereof (the computation of which shall be according to generally accepted software industry standards), in addition, SIMSCI shall pay to Shell (on a time and materials basis at rates according to those customarily paid in the software development industry) a monthly fee for any additional development work provided by Shell wherein such work is a result of changes to the Development Plan.




[*]  Confidential Treatment Requested

                                    EXHIBIT F

                            FORM OF ESCROW AGREEMENT


         This Escrow Agreement (this "Agreement") is made as of this _____ day of _______ 1997, by and among Harris Trust Company of California ("Escrow Agent"), Simulation Sciences Inc., a Delaware corporation ("Simulation Sciences"), and Shell Oil Products Company, a Delaware corporation, acting for itself and as agent for Shell Oil Company, a Delaware corporation (collectively, "Shell").

                                    RECITALS

         A. Simulation Sciences and Shell have entered into that certain Software License Agreement dated as of September ___, 1997 (the "Software License Agreement"), providing for the grant by Shell of an exclusive license in the field of on-line optimization to OPERA and MITRE (the "License").

         B. Terms not otherwise defined herein shall have the respective meanings set forth in the Software License Agreement.

         C. This Agreement and the escrow arrangements herein are part of the terms and conditions of the Software License Agreement and have been entered into for the purposes of effecting the License.

         D. Pursuant to Section 4.3 of the Software License Agreement, Simulation Sciences is delivering _____ shares of Common Stock of Simulation Sciences to be held by the Escrow Agent (the "Escrow Shares") according to the terms of this Agreement and the Software License Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and in the Software License Agreement, and intending to be legally bound, hereby agree as follows:

         1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed by the other parties hereto to act as escrow agent hereunder. The Escrow Agent hereby accepts such appointment and agrees to hold and administer the Escrow Shares and any Proceeds (as such term is defined in Section 3) in accordance with the terms and subject to the conditions set forth herein.

         2. Purpose. The Escrow Shares shall be held by the Escrow Agent to satisfy any damages, settlement amounts and costs (including reasonable attorneys fees and court costs) (collectively, "Losses") resulting from any Claim against Simulation Sciences based on Shell's breach of any of the warranties contained in Sections 7.1 and 7.4 of the Software License

Agreement and any Claim that the Programs, when used within the scope of the license granted under Section 2.1 of the Software License Agreement, infringe any patent, copyright, trade secret or other intellectual property right of any third party, and, subject to such Losses, to ensure the availability of such shares upon their release, if any, to Shell pursuant to the terms and conditions of this Agreement.

         3. Establishment of Escrow. On the Payment Date, Simulation Sciences and Shell shall jointly give written notice of such event to Escrow Agent. Promptly but in no event later than five business days after the Payment Date, Simulation Sciences shall then deliver to Escrow Agent one or more stock certificates representing the Escrow Shares, issued in the name of Shell. Escrow Agent agrees to accept delivery of the Escrow Shares and any cash dividends, Common Stock dividends, dividends payable in securities other than Simulation Sciences' Common Stock or other payments or distributions of any kind (including, without limitation, any distribution of cash into escrow in substitution for the Escrow Shares pursuant to Section 6(f) below) made in respect of the Escrow Shares (the "Proceeds") and to hold them in escrow subject to the terms and conditions of this Agreement.

         4. Interests in Escrow Shares; Transfer. The Escrow Shares and any Proceeds shall be received by Escrow Agent and recorded in an escrow account. No Escrow Shares or Proceeds may be pledged, sold, assigned or transferred by Shell, except as expressly provided herein and unless such pledgee, buyer, assignee or transferee acknowledges the existence of this Escrow Agreement and agrees in writing to be bound by it.

         5. Voting and Rights of Ownership. Shell will have voting rights with respect to the Escrow Shares (and any Proceeds) attributable to Shell's interest in the Escrow Shares (and Proceeds). So long as such Escrow Shares and any Proceeds are held in escrow, Simulation Sciences and Escrow Agent will take all reasonable steps necessary to allow the exercise of such rights. Additionally, for income tax reporting purposes, any income earned on the Escrow Shares and the Proceeds (including earnings on any such dividends) shall be considered earned by Shell.

         6.       Claims.

                  (a) Upon receipt by the Escrow Agent and Shell of a notice (a "Claim Notice") from Simulation Sciences that, pursuant to Section 9.2 of the Software License Agreement, Simulation Sciences is asserting a claim for indemnification for Losses (for purposes of this Agreement, a "Claim"), which Claim Notice shall specify (i) the nature and estimated amount of such Losses (the "Claimed Amount"), (ii) that Simulation Sciences' Claim is based on a good faith belief that Simulation Sciences is entitled to remuneration for Losses as provided in the Software License Agreement and (iii) that the estimate of Losses specified in the Claim has been calculated in good faith, the Escrow Agent shall retain, set aside and continue to hold the Escrow Shares and Proceeds, if applicable (or such lesser portion of the Escrow Shares and Proceeds, if applicable, having a value equal to 100% of the Claimed Amount using, for purposes of the Escrow Shares, the per share price of Simulation Sciences' Common Stock as determined either (x) pursuant to the calculation set forth in Section 4.3 of the Software License Agreement or (y) based on the average closing price for the ten (10) trading days seven days prior to the date of the Claim Notice, whichever results in the greater per share price, as stated in the Claim Notice for purposes of calculating the payment of the Shares under that agreement), in escrow hereunder until resolution of the Claim pursuant to this Agreement, subject to the further provisions hereof.

                  (b) Within ten (10) days after delivery of a Claim Notice to the Escrow Agent and Shell, Shell shall provide to Simulation Sciences, with a copy to the Escrow Agent, a written response (a "Response Notice") in which Shell shall either: (i) agree that the full Claimed Amount may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, and shall specify the Agreed Amount, and contest the release to Simulation Sciences of the balance or (iii) contest the release to Simulation Sciences of any part of the Claimed Amount from the Escrow Shares or Proceeds, if applicable. Shell may contest the release of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which Simulation Sciences is entitled to remuneration under Section 9 of the Software License Agreement. If no Response Notice is received by the Escrow Agent within such 10-day period, Shell shall be deemed to have agreed that all of the Claimed Amount may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, provided that the failure to deliver a Response Notice shall not be deemed to be an admission of liability by Shell.

                  (c) If Shell in the Response Notice agrees (or is deemed to have agreed) that the entire Claimed Amount may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, the Escrow Agent shall within three (3) business days following the required delivery date for the Response Notice, transfer, deliver and assign to Simulation Sciences, free and clear of any interests of Shell, a portion of the Escrow Shares or Proceeds, if applicable, having a value equal to the Claimed Amount. For purposes of the Escrow Shares, the per share price shall be determined either (i) pursuant to the calculation set forth in Section 4.3 of the Software License Agreement or
(ii) based on the average closing price for the ten (10) trading days seven days prior to the date of the Claim Notice, whichever results in the greater per share price, for purposes of calculating the payment of the Shares under that agreement.

                  (d) If Shell in the Response Notice agrees that part, but not all, of the Claimed Amount may be released to Simulation Sciences from the Escrow Shares or Proceeds, if applicable, the Escrow Agent shall within three
(3) business days following the required delivery date for the Response Notice, transfer deliver and assign to Simulation Sciences, free and clear of any interests of the Shareholders therein, the portion of the Escrow Shares or Proceeds, if applicable, as specified in the Response Notice having a value equal to the Agreed Amount (or such lesser amount of Escrow Shares or Proceeds, if applicable, as is then held in escrow hereunder). For purposes of the Escrow Shares, the per share price shall be determined either (i) pursuant to the calculation set forth in Section 4.3 of the Software License Agreement or (ii) based on the average closing price for the ten (10) trading days seven days prior to the date of the Claim Notice, whichever results in the greater per share price, for purposes of calculating the payment of the Shares under that agreement.

                  (e) If Shell in the Response Notice contests the release of all or part of the Claimed Amount (the "Contested Amount"), Simulation Sciences and Shell shall first make a good faith effort to settle the matter themselves. If they do not settle the matter within ten (10) days of the delivery of Shell's Response Notice contesting the Claimed Amount, either Simulation Sciences or Shell shall have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to binding arbitration in Houston, Texas. All matters so submitted to arbitration shall be settled in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules") by one (1) arbitrator appointed in accordance with such rules within thirty (30) days of the submission of the matter to arbitration. Shell and Simulation Sciences shall bear equally the fees and expenses of the arbitrator. Shell and Simulation Sciences shall cause the arbitrator to decide the matter to be arbitrated pursuant hereto within thirty (30) days after the appointment of the arbitrator. The arbitrator's decision shall relate solely to whether Simulation Sciences is entitled to receive the Claimed Amount of the Escrow Shares or Proceeds, if applicable, pursuant to the applicable terms of the Software License Agreement and this Escrow Agreement and, if so, the amount of such Claimed Amount. The final decision of the arbitrator shall be furnished to Shell, Simulation Sciences and the Escrow Agent in writing and shall constitute a conclusive determination of the matter in question, binding upon Shell, Simulation Sciences and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Notwithstanding any provision of this Escrow Agreement or the Software License Agreement to the contrary, after receipt of a Response Notice that the Claimed Amount is contested by Shell, the Escrow Agent, pursuant to this Section 6, shall continue to hold an amount of the Escrow Shares and Proceeds, if applicable, as specified in the Response Notice, which amount shall equal 100% of the Contested Amount using the per share price of Simulation Sciences' Common stock as determined either (x) pursuant to the calculation set forth in Section 4.3 of the Software License Agreement or (y) based on the average closing price for the ten (10) trading days seven days prior to the date of the Claim Notice, whichever results in the greater per share price, for purposes of calculating the payment of the Shares under that agreement (up to the amount of the Escrow Shares and Proceeds, if applicable, then held in escrow hereunder), notwithstanding the occurrence of the Final Release Date, until (i) delivery of a copy of a settlement agreement or joint escrow instructions executed by Simulation Sciences and Shell setting forth instructions to the Escrow Agent as to the release of the Escrow Shares or Proceeds, if applicable, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final decision of the arbitrator setting forth instructions to the Escrow Agent as to the amount of the Escrow Shares or Proceeds, if applicable, to be released if any, that shall be made with respect to the Contested Amount. If applicable, the Escrow Agent shall thereupon release the Escrow Shares and Proceeds, if applicable, from escrow (to the extent the Escrow Shares or Proceeds, if applicable, are then held in escrow hereunder) in accordance with such agreement or instructions. Except as otherwise set forth herein, all costs and expenses of any proceeding described in this paragraph 6(e) including any expenses of the arbitrator(s) shall be borne by the losing party in any such proceeding (with costs and expenses to be assessed and assigned by the arbitrator in the event of an arbitration in which there is no losing party). The Escrow Agent shall be under no duty whatsoever to institute or defend any proceedings which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it. The Escrow Agent shall have the right to interplead the parties to any dispute in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability as a consequence of such claims or demands.

                  (f) Notwithstanding any other provision of this Section 6 to the contrary, in the event that the Claimed Amount set forth in the Claim Notice exceeds 1.3 times the amount that the arbitrator finally determines under
Section 6(e) above that Simulation Sciences is entitled to receive with respect to its Claim, and a release of all or a portion of the Escrow Shares pursuant to
Section 7 hereof is delayed pending resolution of the Contested Amount, then Simulation Sciences shall be responsible for any decrease in the value of the Escrow Shares from the date that such shares would have been released from escrow pursuant to Section 7 hereof absent the Claim to the date that such shares are actually released from escrow; provided, however, that, if Shell and Simulation Sciences mutually agree, Shell may substitute cash for the portion of the Escrow Shares that would otherwise be eligible for release from escrow pursuant to Section 7 hereof in the amount of the Contested Amount, in which case such portion of the Escrow Shares eligible for release pursuant to Section 7 hereof shall be promptly released in accordance with the provisions of this Agreement.

         7. Release of the Escrow Shares or Proceeds. The Escrow Agent shall hold the Escrow Shares and Proceeds, if applicable, until authorized to release any portion of the Escrow Shares or Proceeds, if applicable, in accordance with this Section 7 or in accordance with Sections 6 or 8 of this Agreement.

                  (a) Release at [*] Anniversary of Payment Date. On the terms and subject to the conditions set forth in Sections 6 and 8 of this Agreement, on the [*] anniversary of the Payment Date, the Escrow Agent shall deliver to Shell (or its assigns as permitted under Section 13.8 of the Software License Agreement and this Agreement) [*] of the Escrow Shares and Proceeds, if applicable, then held in escrow.

                  (b) Release at [*] Anniversary of Payment Date. On the terms and subject to the conditions set forth in Sections 6 and 8 of this Agreement, on the [*] anniversary of the Payment Date, the Escrow Agent shall deliver to Shell (or its assigns as permitted under Section 13.8 of the Software License Agreement and this Agreement) [*] of the remaining Escrow Shares and Proceeds, if applicable, then held in escrow.

                  (c) Release at [*] Anniversary of Payment Date. On the terms and subject to the conditions set forth in Sections 6 and 8 of this Agreement, on the [*] anniversary of the


[*]  Confidential Treatment Requested

Payment Date (the "Final Release Date"), the Escrow Agent shall deliver to Shell (or its assigns as permitted under Section 13.8 of the Software License Agreement and this Agreement) the remaining Escrow Shares and Proceeds, if applicable, then held in escrow.

         8. Early Release of Escrow Shares. Subject to the provisions of Section 6 of this Agreement, and notwithstanding the provisions of Section 7, if the average closing price per share of Simulation Sciences' Common Stock on the Nasdaq National Market, adjusted for stock splits, dividends and the like for any ten consecutive trading days after the Payment Date (the "Average Market Price"), is more than 30% but lower than 70% of the price per share of Simulated Sciences' Common Stock as determined pursuant to the calculation set forth in
Section 4.3 of the Software License Agreement for purposes of calculating the payment of the Shares under that agreement, then 50% of the Escrow Shares or Proceeds, if applicable, then held in escrow under the Escrow Agreement shall be released to Shell promptly but in any event within one business day after the Escrow Agent's receipt of (i) written request from Shell and (ii) Simulation Sciences' written instructions to the Escrow Agent to release such amount of unreleased shares. If the Average Market Price is lower than 30% of the per share price of Simulation Sciences' Common Stock determined pursuant to the calculations set forth in Section 4.3 of the Software License Agreement for purposes of calculating the payment of the Shares under that agreement, then 80% of the Escrow Shares and any Proceeds then held in escrow shall be released to Shell promptly but in any event within one business day after the Escrow Agent's receipt of (i) written request from Shell and (ii) Simulation Sciences' written instructions to the Escrow Agent to release such amount of unreleased shares. Simulation Sciences must deliver such written instructions to Escrow Agent the first business day after receipt by Simulation Sciences' Chief Executive Officer, Chief Financial Officer or Controller of a copy of Shell's request if Shell's calculation of the Average Market Price therein is correct in all material respects.

         9.       Limitation of Escrow Agent's Duties and Liability.

                  (a) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and Escrow Agent is not charged with any duties or responsibilities in connection with any other document or agreement, including, without limitation, the Software License Agreement, nor shall any other duties or responsibilities be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Agreement.

                  (b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any items that may be due it hereunder.

                  (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful mis conduct or gross negligence was the primary cause of any loss to any other party hereto. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (d) Simulation Sciences and Shell, hereby agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of, or in connection with, this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. This right of indemnification shall survive the termination of this Agreement. The costs and expenses of enforcing this right of indemnification shall also be paid by the parties pursuant to this Section.

                  (e) Shell and Simulation Sciences each shall provide the Escrow Agent with its respective tax identification number assigned by the Internal Revenue Service.

                  (f) In the event that the Escrow Agent is uncertain as to its duties or rights hereunder or receives instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Escrow Shares and any Proceeds in escrow until the Escrow Agent is directed otherwise in a written instrument signed by each of the other parties hereto or, by a final order or judgment of (i) an arbitrator pursuant to Section 6(e) hereof or (ii) a court of competent jurisdiction.

         10. Escrow Agent Expenses. The fees of the Escrow Agent are set forth in Exhibit A hereto. All fees of the Escrow Agent for establishing and holding in escrow and paying out the Escrow Shares and any Proceeds shall be borne equally by Simulation Sciences and Shell.

         11.      Successor Escrow Agent.

                  (a) In the event the Escrow Agent becomes unavailable or unwilling to continue in its appointed capacity hereunder, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of resignation to each of the parties hereto, specifying a date not less than sixty (60) days following such notice date when such resignation will take effect; provided, however, that such resignation shall in no event take effect before the successor to the Escrow Agent shall have been appointed pursuant to this Section 11. If a successor shall not have been appointed after such 60-day period, the Escrow Agent may, at the expense of Simulation Sciences and Shell petition any court of competent jurisdiction for the appointment of a successor escrow agent. Simulation Sciences may appoint a successor to the Escrow Agent with the consent of the Representative which consent shall not reasonably withheld. The Escrow Agent shall promptly transfer the Escrow Shares and any Proceeds to such designated successor.

                  (b) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

         12. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered mail, return receipt requested, postage prepaid, (ii) via a reputable nationwide overnight courier service, (iii) by certified mail, return receipt requested, postage prepaid, or (iv) by facsimile transmission (provided written receipt of which is confirmed), in each case to the parties hereto at the following addresses set forth below or at any such address as may be specified by like notice by any of the parties.

                  If to the Escrow Agent, to:

                  Harris Trust Company of California
                  601 South Figueroa
                  Los Angeles, California 90017
                  Attn: ____________________
                  Telephone: (213) 239-0675
                  Facsimile: (213) 239-0631

                  If to Simulation Sciences, to:

                  Simulation Sciences Inc.
                  601 Valencia Avenue, Suite 100
                  Brea, California 92823
                  Attn:  Charles R. Harris
                  Telephone:  (714) 579-0412
                  Facsimile:   (714) 579-0951
                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attn:  Mark Bonham
                  Telephone:  (650) 493-9300
                  Facsimile:  (650) 493-6811

                  If to Shell, to:

                  Shell Oil Products Shell
                  Westhollow Technology Center
                  P.O. Box 1380
                  Houston, Texas 77251
                  Attention:  Paul Cuneo
                  Telephone No:  (713) 544-7401
                  Telecopy No.:  (713) 544-8650

                  with a copy to:

                  Shell Oil Company
                  Intellectual Property-Legal
                  P.O. Box 2463, Houston, TX 77252-2463
                  Attention: Kim Muller
                  Telephone:  (713) 241-2698
                  Facsimile:  (713) 241-6617

         13. Governing Law. The construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to the choice of law provisions thereof).

         14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its successors, assigns and transferees. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         15. Amendment. This Agreement may be amended by the written agreement of each of the parties hereto; provided, however, that in the event the Escrow Agent does not agree to an amendment otherwise agreed by each of the other parties hereto, the Escrow Agent shall resign and a successor escrow agent shall be appointed in accordance with Section 14 hereof.

         16. Termination. This Escrow Agreement shall terminate upon the release by the Escrow Agent of all of the Escrow Shares in accordance with this Escrow Agreement; provided that the provisions of Sections 9(c) and 9(d) shall survive such termination, or the resignation or removal of the Escrow Agent pursuant to
Section 11 hereof.

         17. Representations. Each of the parties represents and warrants that he or it has all requisite power and authority (corporate or otherwise) to execute and deliver this Escrow Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such party of this Escrow Agreement, the performance by such party of its obligations hereunder and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary actions (corporate or otherwise) on the part of such party. This Escrow Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         19. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

         20. Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party granting such waiver. No waiver by any party of any such condition or breach in any one instance shall be deemed to be a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                                     HARRIS TRUST COMPANY OF CALIFORNIA
                                     as ESCROW AGENT


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     SIMULATION SCIENCES INC.


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     SHELL OIL COMPANY


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:







            [SIGNATURE PAGE TO SIMULATION SCIENCES ESCROW AGREEMENT]

                                    EXHIBIT A

                           ---------------------------

                                ESCROW AGENT FEES

                                  SUBMITTED TO:


                            SIMULATION SCIENCES INC.

                                       BY:

                       HARRIS TRUST COMPANY OF CALIFORNIA



Escrow Agent Services

            - Set-up of Escrow Account....................................

            - Annual Administration Fee...................................

            - Up to 5 distributions.......................................

            - Over 5 distributions........................................

            - Out-of-pocket expenses will be billed at cost.
              There are no such expenses associated with the set-up of the Escrow Account.